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                                                                     Exhibit 5.1

                         [PERKINS COIE LLP LETTERHEAD]


                                 August 6, 1999


Amazon.com, Inc.
1200 12th Avenue South, Suite 1200
Seattle, WA  98144

Ladies and Gentlemen:

           We have acted as counsel to you in connection with the proceedings for the authorization and issuance by Amazon.com, Inc. (the "Company") of up to 30,000,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), and the preparation and filing of Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 ("Post-Effective Amendment No. 2") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission with respect to the Shares.

           We have examined Post-Effective Amendment No. 2 and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based on the foregoing, we are of the opinion that upon the happening of the following events:

        (a)     the filing and effectiveness of Post-Effective Amendment No. 2,

        (b) due execution by the Company and registration by its registrar of the Shares,

        (c) the offering and sale of the Shares as contemplated by Post-Effective Amendment No. 2, and

        (d) receipt by the Company of the consideration required for the Shares contemplated by Post-Effective Amendment No. 2,

the Shares will be duly authorized, validly issued, fully paid and nonassessable.
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Amazon.com, Inc.
August 6, 1999
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           We hereby consent to the filing of this opinion as an exhibit to
Post-Effective Amendment No. 2 and to the reference to our firm in the prospectus of Post-Effective Amendment No. 2 under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                             Very truly yours,


                                             PERKINS COIE LLP